Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-113841) of Millennium Chemicals Inc. (“the Company”) of our report dated March 8, 2004, relating to the financial statements of Equistar Chemicals, LP, which appears in this Annual Report on Form 10-K/A Amendment No. 5.

/s/ PRICEWATERHOUSECOOPERS LLP

Houston, Texas

February 14, 2005